As filed with the Securities and Exchange Commission on June 14, 2017

Registration No. 333-218432

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERUS N.V.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Yalelaan 62

3584 CM Utrecht

The Netherlands

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

10 E. 40th Street, 10th floor

New York, New York 10016

+1 800 221 0102

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos, Esq. Latham & Watkins LLP 200 Clarendon Street Boston, Massachusetts 02116 +1 617 948 6000	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam P.O. Box 7113 1007 JC Amsterdam The Netherlands +31 20 7171 000	Tom van Wijngaarden Eversheds Sutherland B.V. De Cuserstraat 85a 1081 CN Amsterdam P.O. Box 7902 1008 AC Amsterdam, The Netherlands +31 20 5600 600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Primary offering: Common shares, €0.09 nominal value per share	(1)(2)
Debt securities	(1)
Warrants	(1)
Units	(1)
Total primary offering	$250,000,000(3)	$28,975(4)
Secondary offering: Common shares, €0.09 nominal value per share	$61,664,000	$7,147(5)
Total registration fee		$36,122(6)

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(2)	Includes rights to acquire common shares of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for common shares that are issued upon conversion of debt securities, or upon exercise of common share warrants registered hereunder. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $250,000,000.
(4)	With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(5)	With respect to the secondary offering, the registration fee has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported for the registrant’s common shares on May 26, 2017.
(6)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus which covers the offering, issuance and sale by us of up to $250,000,000 in the aggregate of the registrant’s securities listed on the cover of such base prospectus and the offering and sale by a selling shareholder of up to 3,200,000 of our common shares, in each case from time to time in one or more offerings; and

•	a sales agreement prospectus supplement covering the offering by us of up to a maximum aggregate offering price of $50,000,000 of our common shares that may be issued and sold under a sales agreement, dated June 1, 2017, between the registrant and Cowen and Company, LLC (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $50,000,000 of common shares that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $250,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $50,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 14, 2017.

PROSPECTUS

$250,000,000

Common Shares

Debt Securities

Warrants

Units

3,200,000 Common Shares

Offered by the Selling Shareholder

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above and the selling shareholder may offer and sell up to 3,200,000 of the common shares identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale or other disposition of our common shares by the selling shareholder.

Each time we or the selling shareholder offer(s) and sell(s) or otherwise dispose(s) of the securities described in this prospectus, we or the selling shareholder will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to the offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling shareholder may offer and sell our common shares from time to time. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The selling shareholder will bear all commissions and discounts, if any, attributable to the sales of the common shares it holds. We will bear all other costs, expenses and fees in connection with the registration of the common shares it holds. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common shares are listed on The NASDAQ Global Market under the symbol “MRUS.” On June 12, 2017, the last reported sale price of our common shares on The NASDAQ Global Market was $14.37 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 and the selling shareholder may, from time to time, sell up to 3,200,000 of our common shares in one or more offerings, as described in this prospectus. Each time that we or the selling shareholder offer and sell securities, we or the selling shareholder will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. Neither we nor the selling shareholder have authorized any other person to provide you with different information or to make any representation other than those contained or incorporated by reference in this prospectus. If any provides you with different or inconsistent information, you should not rely on it. We and the selling shareholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Merus,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Merus N.V. and, where relevant or appropriate, its consolidated subsidiary, unless otherwise specified.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements presented or incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in euros and in accordance with IFRS as issued by the IASB. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. All references in this prospectus to “$” and “U.S. dollars” mean U.S. dollars and all references to “€” mean euros, unless otherwise noted.

ABOUT THE COMPANY

We are a clinical-stage immuno-oncology company developing innovative bispecific antibody therapeutics. Our pipeline of full-length human bispecific antibody candidates, which we refer to as Biclonics, are generated from our technology platform. By binding to two different antigens, or targets, Biclonics can be designed to simultaneously block receptors that drive tumor cell growth and survival and to mobilize the patient’s immune response by activating various killer cells to eradicate tumors. In our pre-clinical studies, our bispecific antibody candidates were effective in killing tumor cells, a result that we believe supports their potential efficacy in the treatment of cancer. We are in clinical development of MCLA-128 for the treatment of HER2-expressing solid tumors, MCLA-117 for the treatment of acute myeloid leukemia, and MCLA-158 for the potential treatment of colorectal cancer. Additionally, we have several other bispecific antibody candidates in pre-clinical development that bind to combinations of immunomodulatory molecules, which we believe play a significant role in treating cancer.

Our principal executive offices are located at Yalelaan 62, 3584 CM Utrecht, the Netherlands. Our telephone number at this address is +31 30 253 8800.

Our website address is www.merus.nl. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering of our common shares, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our common shares held by non-affiliates exceeds $700 million as of the end of the second quarter of the fiscal year, and (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, those referenced under the section titled “Risk Factors” in this prospectus. Forward-looking statements include, but are not limited to, statements about:

•	the initiation, timing, progress and results of clinical trials of our bispecific antibody candidates, including statements regarding when results of such trials will be made public;

•	our plans to pursue research and development of our lead bispecific antibody candidate, MCLA-128, for the treatment of patients with various solid tumors;

•	our plans to pursue research and development of our second bispecific antibody candidate, MCLA-117, for the treatment of patients with acute myeloid leukemia, or AML;

•	the potential advantages of MCLA-128 for the treatment of patients with various solid tumors;

•	the potential advantages of MCLA-117 for the treatment of patients with AML;

•	our expectations regarding the use of proceeds from this offering; and

•	other risk factors referenced under “Risk Factors” and included in the documents incorporated into this prospectus.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference into this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for each of the periods indicated. For purposes of calculating the ratios in the table below, earnings consist of net loss plus fixed charges. Fixed charges include interest expensed, amortized debt discounts and an estimate of the interest within rental expense. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus and any applicable prospectus supplement.

	2016	2015	2014	2013
Ratio of earnings (loss) to fixed charges (1) (2)	N/A	N/A	N/A	N/A

Ratio of earnings (loss) to combined fixed charges and preferred share dividends (1) (3)	N/A	N/A	N/A	N/A

(1)	Due to our losses for the years ended December 31, 2016, 2015, 2014 and 2013, the ratio coverage was less than 1:1.
(2)	We would have needed to generate additional earnings of $0.5 million, $0.2 million, $0.1 million, and $0.1 million, respectively, to cover our fixed charges in those periods.
(3)	We would have needed to generate additional earnings of $0.5 million, $0.2 million, $0.1 million, and $0.1 million, respectively, to cover our combined fixed charges and preferred stock dividends in those periods.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2016 derived from our financial statements incorporated by reference into this prospectus:

•	on an actual basis; and

•	on an as-adjusted basis to give effect to (i) our receipt on February 23, 2017 of the $120.0 million upfront payment pursuant to our collaboration and license agreement with Incyte and (ii) the issuance and sale on January 23, 2017 to Incyte of 3.2 million common shares for an aggregate purchase price of $80.0 million.

The financial data in the following table should be read in conjunction with our financial data and related notes incorporated by reference into this prospectus.

(euro in thousands)	As of December 31, 2016
	Actual	As-Adjusted
Cash and cash equivalents(1)	€56,917	€244,846

Borrowings (including current portion)	€486	€0

Shareholders’ equity:
Issued capital:
Common shares(2)	1,448	1,736
Share premium(3)	139,878	213,308
Accumulated loss	(107,295)	(107,295)

Total equity (deficit)	34,031	107,749

Total capitalization	€34,517	€107,749

(1)	Adjustment includes impact of foreign currency exchange rates of $1.0573 per €1.00 on February 23, 2017 and $1.0748 per €1.00 on January 23, 2017.

(2)	Adjustment includes impact of 3.2 million common shares, nominal value €0.09 per share, issued on January 23, 2017.

(3)	Adjustment includes impact of $24.66 share premium on 3.2 million shares issued on January 23, 2017 at a foreign currency exchange rate of $1.0748 per €1.00.

The table above excludes:

•	1,394,844 common shares issuable upon the exercise of share options outstanding as of December 31, 2016 at a weighted average exercise price of €8.69 per share; and

•	418,453 common shares reserved for future issuance as of December 31, 2016 under our 2016 equity incentive plan, or the 2016 Plan, including common shares that may become available pursuant to provisions in the 2016 Plan that automatically increase the share reserve under the 2016 Plan.

EXCHANGE RATE INFORMATION

Our business is primarily conducted in the European Union, and we maintain our books and records in euros.

The following table presents information on the exchange rates between the euro and the U.S. dollar according to the European Central Bank for the periods indicated:

	Period end	Average for period	Low	High
	(euros per U.S. dollar)
Year Ended December 31:
2012	0.758	0.778	0.743	0.827
2013	0.725	0.753	0.724	0.783
2014	0.824	0.753	0.717	0.824
2015	0.919	0.901	0.830	0.948
2016	0.949	0.907	0.864	0.965

	Low	High
	(euros per U.S. dollar)
Month Ended:
December 31, 2016	0.929	0.965
January 31, 2017	0.930	0.963
February 28, 2017	0.925	0.951
March 31, 2017	0.918	0.951
April 30, 2017	0.915	0.945
May 31, 2017	0.889	0.921
June 30, 2017 (through June 12, 2017)	0.888	0.895

PRICE HISTORY OF OUR COMMON SHARES

Our common shares have been listed on The NASDAQ Global Market under the symbol “MRUS” since May 19, 2016. Prior to that date, there was no public trading market for our common shares. Our initial public offering was priced at $10.00 per common share on May 19, 2016. The following table sets forth for the periods indicated the high and low sales prices per common share as reported on The NASDAQ Global Market:

	Price Per Common Share
	High	Low
Year Ended December 31,
2016 (from May 19)	$22.19	$7.26
Quarter Ended
June 30, 2016 (from May 19)	$10.74	$7.26
September 30, 2016	$16.98	$7.96
December 31, 2016	$22.19	$13.13
March 31, 2017	$33.63	$20.55
April 1, 2017 through June 12, 2017	$25.44	$14.03
Month Ended
December 31, 2016	$22.19	$13.13
January 31, 2017	$27.36	$20.55
February 28, 2017	$26.25	$22.90
March 31, 2017	$33.63	$23.28
April 30, 2017	$25.44	$18.79
May 31, 2017	$22.80	$18.49
June 30, 2017 (through June 12, 2017)	$22.00	$14.03

On June 12, 2017, the last reported sale price of our common shares on The NASDAQ Global Market was $14.37 per share.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common shares being offered by the selling shareholder.

The selling shareholder will pay any underwriting discounts and commissions and stock transfer taxes incurred by the selling shareholder for brokerage or legal services or any other expenses incurred by the selling shareholder in disposing of the common shares it holds. We will bear all other fees and expenses incurred in effecting the registration of the common shares it holds that are covered by this prospectus, including registration and filing fees, fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SHARE CAPITAL

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association, the registration rights of certain of our shareholders, and relevant provisions of Dutch law. Because the following is only a summary, it does not contain all of the information that may be important to you. The summary includes certain references to and descriptions of material provisions of our articles of association, the share subscription agreement with Incyte, our registration rights agreement with certain shareholders and Dutch law in effect as of the date of this prospectus. The summary below does not purport to be complete and is qualified in its entirety by reference to applicable Dutch law and our articles of association, the share subscription agreement with Incyte, and our registration rights agreement with certain shareholders, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We were incorporated on June 16, 2003 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. In connection with the initial public offering of our common shares, we converted into a Dutch public company with limited liability (naamloze vennootschap).

We are registered with the Dutch Trade Register (handelsregister) under number 30189136. Our corporate seat is in Utrecht, the Netherlands, and our registered office is Yalelaan 62, 3584 CM Utrecht, the Netherlands.

Share Capital

Common Shares

As of May 31, 2017, our issued share capital was €1,745,307, comprised of 19,392,296 common shares, nominal value €0.09 per share. As of May 31, 2017, our authorized share capital comprised 45,000,000 common shares and 45,000,000 preferred shares.

Preferred Shares

On May 24, 2016, we entered into a call option agreement with an independent foundation (stichting) under Dutch law called Stichting Continuïteit Merus, or the Protective Foundation, pursuant to which the Protective Foundation would be allowed to acquire preferred shares up to 100% of our issued capital held by third parties immediately prior to the issuance of such preferred shares without approval by our general meeting of shareholders or our board of directors. As of May 31, 2017, there were no preferred shares outstanding, and we have no present plans to issue any preferred shares other than pursuant to an exercise by the Protective Foundation of its rights under the call option agreement.

History of Share Capital

Since January 1, 2013, our issued share capital has changed as provided below. Share numbers in this section reflect the 1-for-1.80 reverse share split that we effected on May 6, 2016.

On May 31, 2013, we issued 9,773 common shares upon the exercise of options by existing shareholders, directors or employees (through a special purpose vehicle called Stichting Administratiekantoor Merus, or STAK) for aggregate consideration of €44,974 in cash.

On September 16, 2013, we issued 4,163 common shares upon the exercise of options by existing shareholders, directors or employees (through the STAK) for aggregate consideration of €19,188 in cash.

On September 30, 2013, we issued 888,892 Class B preferred shares to certain investors for aggregate consideration of approximately €12.0 million in cash.

On July 14, 2014, we issued 9,955 common shares upon the exercise of options by existing shareholders, directors or employees (through the STAK) for aggregate consideration of €51,284 in cash.

On August 29, 2014, we issued 444,445 Class B preferred shares to certain investors for aggregate consideration of approximately €6.0 million in cash.

On January 26, 2015, we issued 492,514 Class B preferred shares to certain investors for aggregate consideration of €5.0 million in cash. In connection with this issuance of Class B preferred shares, we also issued an additional 844,834 of our Class B preferred shares pursuant to anti-dilution provisions included in the subscription agreement for the Class B preferred shares. These additional shares were issued for no cash consideration.

On August 21, 2015, we issued 4,149,884 Class C preferred shares to certain investors in exchange for aggregate consideration of approximately €49.7 million, which included the conversion of our existing €8.0 million convertible bridge loan and interest thereon into Class C preferred shares.

On March 16, 2016, we issued 12,107 common shares upon the exercise of options by the former Chairman of our board of directors (through the STAK) for aggregate consideration of €23,317 in cash.

On May 6, 2016, we effected a 1-for-1.80 reverse share split of our common shares and all classes of our preferred shares issued at that time.

On May 19, 2016, in connection with the listing of our common shares on The NASDAQ Global Market, or NASDAQ, we effected a conversion of all issued and outstanding preferred shares into 8,627,712 common shares, and we issued a total of 1,312,718 common shares to holders of our preferred shares in satisfaction of accrued and unpaid dividends.

On May 24, 2016, we issued 5,500,000 common shares upon the closing of the initial public offering of our common shares, or IPO, at a price per share of $10.00. On May 26, 2016, we issued 639,926 common shares upon the exercise in part of the underwriters’ option to purchase additional shares. We received aggregate net proceeds of $53.3 million, after deducting underwriting discounts and commissions and offering expenses payable by us, from our IPO and the exercise of the underwriters’ option to purchase additional shares.

On January 23, 2017, we issued 3,200,000 common shares to Incyte Corporation at price per share of $25.00, for an aggregate purchase price of $80.0 million.

In January 2017, we issued 96,816 common shares upon the exercise of options by directors, officers, and employees for aggregate consideration of €189,574 in cash and granted 214,096 restricted share units.

In February 2017, we issued 8,846 common shares upon the exercise of options by directors, officers, and employees for aggregate consideration of €18,865 in cash.

In May 2017, we issued 783 common shares upon the exercise of options by employees for aggregate consideration of €1,511 in cash.

From June 1, 2017 through June 14, 2017, we issued 1,090 common shares upon the exercise of options by employees for aggregate consideration of €3,990 in cash.

Options

We have established equity incentive plans pursuant to which we have issued options to purchase common shares to employees and directors. As of May 31, 2017, there were options outstanding to purchase 2,420,514 common shares.

The table below summarizes our share options as of May 31, 2017 that we have granted to our directors and our employees pursuant to our equity incentive plans. Share options granted under the Merus B.V. 2010 Employee Option Plan have a term of eight years from grant date and share options granted under the Merus N.V. 2016 Incentive Award Plan have a term of ten years from grant date.

Share Options Granted Under the Merus B.V. 2010 Employee Option Plan
Grant Date	Number of Share Options	Exercise Price Per Share Option
September 4, 2012 (officers and employees)	43,650	€1.93
October 18, 2012 (directors)	7,292	€1.93
June 17, 2013 (employees)	10,493	€1.93
June 17, 2014 (officers and employees)	34,786	€1.93
July 17, 2014 (directors)	15,314	€1.93
March 16, 2015 (officers and employees)	167,233	€1.93
June 4, 2015 (directors)	36,944	€5.94
August 21, 2015 (directors)	36,632	€7.20
October 30, 2015 (officers and employees)	432,766	€7.20
December 16, 2015 (officer)	98,085	€7.20
March 21, 2016 (directors)	25,112	€8.46

Share Options Granted Under the Merus N.V. 2016 Incentive Award Plan
Grant Date	Number of Share Options	Exercise Price Per Share Option
May 18, 2016 (directors)	68,000	€8.87
October 29, 2016 (officer)	219,890	$18.41
November 1, 2016 (officer)	183,241	$16.80
January 1, 2017 (officers)	707,734	$21.11
January 17, 2017 (employees)	74,450	$24.00
February 15, 2017 (employee)	50,000	$25.90
March 13, 2017 (employee)	20,000	$29.29
March 27, 2017 (employee)	1,300	$25.00
May 24, 2017 (directors)	33,900	$18.23

Articles of Association

Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Amendment of Articles of Association

The general meeting of shareholders can only resolve to amend the Articles of Association at the proposal of the board of directors. A resolution by the general meeting of shareholders to amend the Articles of Association requires a simple majority of the votes cast.

Company’s Shareholders’ Register

We must keep our shareholders’ register accurate and up-to-date. The board of directors keeps our shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the shares were acquired, the date of the acknowledgement of the transfer by or notification of the transfer to us as well as the amount paid on each share. The register also includes the names and addresses of those with a right to use and enjoyment in common shares belonging to another person (vruchtgebruik) or a pledge in respect of registered shares, as well as any other particulars which must be recorded in our shareholders’ register pursuant to Dutch law.

Corporate Objectives

Our corporate objectives are: (1) to develop products and services in the area of biotechnology, (2) to finance group companies or other parties, (3) to borrow, to lend to raise funds, including the issue of bonds, promissory notes or other financial instruments or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned, (4) to supply advice and to render services to group companies and other parties, (5) to render guarantees, to bind us, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties, (6) to incorporate, to participate in any way whatsoever in, to manage, to supervise and to hold any other interest in other entities, companies, partnerships and businesses, (7) to obtain, alienate, encumber, manage and exploit registered property and items of property in general, (8) to trade in currencies, securities and items of property in general, (9) to develop and trade in patent, trademarks, licenses, know-how and other intellectual property rights, and (10) to perform any and all activity of an industrial, financial or commercial nature and to do anything which in the broadest sense is connected with or may be conducive to the above-mentioned objects.

Limitation on Liability and Indemnification Matters

Under Dutch law, directors may be held liable by us or by third parties for damages in the event of improper or negligent performance of their duties, including as a result of infringement of our Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. In addition, our Articles of Association provide for indemnification of our current and former directors (and such other of our current or former officer or employee as designated by our board of directors), including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to an indemnified officer (1) if a competent court or arbitral tribunal has established, without possibility for appeal, that the acts or omissions of such indemnified officer that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as an officer of the company or an unlawful or illegal act, (2) to the extent that his or her financial losses, damages and expenses are covered by insurance and the insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so) and (3) in relation to proceedings brought by such indemnified officer against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to our Articles of Association or an agreement between such indemnified officer and us which has been approved by our board of directors. Furthermore, indemnification under our Articles of Association will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

Shareholders’ Meetings and Consents

General Meeting

General meetings of shareholders are held in Utrecht, Amsterdam, Rotterdam, The Hague or in the municipality of Haarlemmermeer (Schiphol Airport), all of which are in the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the board of directors. An additional extraordinary general meeting of shareholders must also be held within three months after our board of directors has considered it to be likely that our shareholders’ equity has decreased to an amount equal to or lower than half of our paid up and called up capital, in order to discuss the measures to be taken if so required. If our board of directors has failed to ensure the annual general meeting of shareholders or the mandatory extraordinary general meeting of shareholders is held, each shareholder or others with meeting rights under Dutch law may be authorized by the competent Dutch court in preliminary relief proceedings to do so.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law, who jointly represent at least one-tenth of the issued capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.

General meetings of shareholders can be convened by a notice to be published in a Dutch daily newspaper with national circulation, which shall include an agenda stating the items to be voted and/or discussed and any other particulars required under Dutch law. The agenda shall include such items as have been included therein by the board of directors. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda, unless by a unanimous vote of all shareholders and others with voting rights.

In accordance with the Dutch Corporate Governance Code, or DCGC, shareholders are expected to exercise the right of requesting the convening of a general meeting of shareholders or of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in our strategy (e.g., the removal of directors), the board of directors should be given the opportunity to invoke a reasonable response time of up to 180 days after the board of directors is informed of the intentions of the shareholder(s). The board of directors should use this period for further deliberation, constructive consultation (in any event with the shareholder(s) who have made the request) and the exploration of alternatives. At the end of the response period, the board of directors should report its actions to the general meeting of shareholders. The response time may be invoked only once for any given general meeting of shareholders and may not be invoked for an agenda item in respect of which the response period has been invoked previously or for a general meeting of shareholders if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public offer (irrespective of whether the offer was friendly or hostile).

The general meeting is presided over by the chairman of the board of directors. If no chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the chief executive officer. If no chief executive officer has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another director present at the meeting. If no director is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Directors may always attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote. For this purpose, those who have voting rights and/or meeting rights under Dutch law on the record date for a general meeting of shareholders (i.e., the 28th day prior to the meeting) and are recorded as such in a register designated by the board of directors shall be considered to have those rights, irrespective of whoever is entitled to the shares at the time of the general meeting of shareholders. The board of directors is free to determine, when convening a general meeting of shareholders, whether to apply a record date.

Quorum and Voting Requirements

Each common share and each preferred share carries the right to cast one vote at the general meeting of shareholders. This right can be exercised in person or by proxy. No vote may be cast at a general meeting of shareholders in respect of a share belonging to us or any of our subsidiaries or in respect of a share for which we or any of our subsidiaries holds the depository receipts. Persons with a right to the use and enjoyment of our shares held by another person and pledgees of shares belonging to us or our subsidiaries are not precluded from exercising their voting rights if the right to use and enjoyment or pledge was created before the relevant share belonged to us or one of our subsidiaries. We and our subsidiaries may not vote shares in respect of which we or any of our subsidiaries hold(s) a right of use and enjoyment or a pledge. Shares which cannot be voted pursuant to these rules will not be taken into account for the purpose of determining the number of votes cast, or the amount of the share capital that is represented, at a general meeting of shareholders.

In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to general meetings of shareholders. Quorum requirements will only apply pursuant to Dutch law in case of a limited number of situations. Decisions of the general meeting of shareholders are taken by a simple majority of votes cast, except where Dutch law or our Articles of Association provide for a qualified majority or unanimity.

Board of Directors

Election of Directors

Under our Articles of Association, the directors are appointed by the general meeting of shareholders upon nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination. If the nomination comprises one candidate for a vacancy, a resolution concerning the nomination shall result in the appointment of the candidate, unless the nomination is overruled.

At a general meeting of shareholders, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting of shareholders or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting of shareholders shall determine whether that person is appointed as executive director or as non-executive director.

Duties and Liabilities of Directors

Under Dutch law, the board of directors as a collective is responsible for our management, strategy, policy and operations. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in our identity or character requires approval of the general meeting of shareholders.

Dividends and Other Distributions

Amount Available for Distribution

As a Dutch public company with limited liability (naamloze vennootschap), we may only make distributions to the extent that our shareholders’ equity exceeds the sum of the paid-in and called-up share capital plus the reserves as required to be maintained by Dutch law. Under our Articles of Association, a dividend is first paid out of the profit, if available for distribution, with respect to any preferred shares. After that, the board of directors shall determine which part of the remaining profit shall be added to our reserves. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders for distribution on our common shares. However, a distribution to the holders of common shares can only be resolved upon by the general meeting upon a proposal of the board of directors.

We may only make a distribution of dividends after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends (or other interim distributions) without the approval of the general meeting of shareholders. The general meeting of shareholders, subject to certain requirements and a proposal to that effect made by the board of directors, may decide to make distributions from our distributable reserves. The board of directors, however, may resolve to charge amounts to be paid up on shares against our reserves, irrespective of whether those shares are issued to existing shareholders.

Dividends and other distributions shall be payable on such date and, if it concerns a distribution in cash, in such currency as determined by the board of directors. If it concerns a distribution in the form of assets, the board of directors shall determine the value attributed to such distribution for purposes of recording the distribution in our accounts with due observance of applicable law (including the applicable accounting principles). Claims to dividends and other distributions not paid within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring). For the purpose of calculating the amount or allocation of any distribution, shares held by us in our own capital shall not be taken into account. No distribution shall be made to us in respect of shares held by us in our own capital.

We do not anticipate paying any cash dividends for the foreseeable future.

Squeeze out Procedures

Under Dutch law, a shareholder who, alone or together with one or more group companies, for his/their own account contribute(s) at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber of the Amsterdam court of Appeal, or Enterprise Chamber. The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the shareholder acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to such shareholder. Unless the addresses of all of them are known to the acquiring shareholder, such shareholder is required to publish the same in a Dutch daily newspaper with a national circulation.

Protective measures

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. Our governance arrangements include several provisions that may have the effect of making a takeover of our company more difficult or less attractive. In this respect, our general meeting of shareholders has granted the right to the Protective Foundation to acquire preferred shares pursuant to a call option agreement entered into on May 6, 2016, or the call option agreement. This call option is continuous in nature and can be exercised repeatedly on multiple occasions. If the Protective Foundation exercises the call option pursuant to the call option agreement, an amount of preferred shares up to 100% of our issued capital held by third parties immediately prior to the issuance of such preferred shares will be issued to the Protective Foundation. These preferred shares will be issued to the Protective Foundation under the obligation to pay up to 25% of their nominal value upon issuance. In order for the Protective Foundation to finance the issue price in relation to the preferred shares, the Protective Foundation intends to enter into a finance arrangement with a bank. As an alternative to securing financing with a bank, subject to applicable restrictions under Dutch law, the call option agreement provides that the Protective Foundation may request us (1) to provide, or cause our subsidiaries to provide, sufficient funding to the Protective Foundation to enable it to satisfy the payment obligation (or part thereof) in cash and/or (2) to charge an amount equal to the payment obligation (or part thereof) against our profits and/or reserves in satisfaction of such payment obligation. The Protective Foundation’s Articles of Association provide that it will promote and protect the best interests of us, our associated business and our stakeholders and opposing influences that conflict with these interests and threaten our strategy, continuity, independence and/or identity. These influences may include a third party acquiring a significant percentage of our common shares, the announcement of an unsolicited public offer for our common shares, other concentration of control over our common shares or any other form of undue pressure on us to alter our strategic policies. The Protective Foundation is structured to operate independently of us.

As indicated above, if the Protective Foundation would exercise its call option, the preferred shares to be issued pursuant thereto shall be issued against the obligation to pay up to 25% of their nominal value. The voting rights of our shares are based on nominal value and, as we expect our common shares to trade substantially in excess of nominal value, preferred shares issued at 25% of their nominal value can carry significant voting power for a substantially reduced price compared to the stock price of our common shares and thus can be used as a defensive measure. These preferred shares will have both a liquidation and dividend preference over our common shares and will accrue cash dividends at a pre-determined rate.

The Protective Foundation would be expected to require us to cancel its preferred shares once the perceived threat to the company and its stakeholders has been removed or sufficiently mitigated or neutralized. However, subject to the same limitations described above, the Protective Foundation would continue to have the right to exercise the call option in the future in response to a new threat to the interests of us, our business and our stakeholders from time to time.

In addition, our Articles of Association contain certain provisions which might have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us. These provisions include:

•	requirements that certain shareholder matters, including the amendment of our Articles of Association may only be voted on by the general meeting of shareholders at the proposal of our board of directors;

•	a provision that our directors may only be removed by the general meeting of shareholders by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital if such removal is not proposed by our board of directors; and

•	our directors being appointed on the basis of a binding nomination by our board of directors, which can only be overruled by the general meeting of shareholders by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital (in which case the board of directors shall make a new nomination).

Also, we have implemented staggered four-year terms of our directors, as a result of which only approximately one-fourth of our directors will be subject to election in any one year.

Comparison of Dutch Corporate Law and Our Articles of Association and U.S. Corporate Law

The following comparison between Dutch corporation law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code, and Delaware corporation law, including the Delaware General Corporation Law.

Corporate Governance

Duties of Directors

The Netherlands.    We have a one-tier board structure consisting of one or more executive directors and one or more non-executive directors. Under Dutch law, the board of directors as a collective is responsible for the management and the strategy, policy and operations of the company. See “—Board of Directors—Duties and Liabilities of Directors.”

Delaware.    The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Director Terms

The Netherlands.     The DCGC provides the following best practice recommendations on the terms for directors’ service:

•	Executive directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms executive directors may serve.

•	Non-executive directors should be appointed for two consecutive periods of no more than four years. Thereafter, non-executive directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that any reappointment after an eight-year term of office should be disclosed and explained in the company’s annual board report.

Our executive director currently has an employment agreement with us for an indefinite period of time.

The general meeting of shareholders shall at all times be entitled to suspend or remove a director. Under our Articles of Association, the general meeting of shareholders may only adopt a resolution to suspend or remove such director by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the board of directors, in which case a simple majority of the votes cast is sufficient.

Delaware.    The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Director Vacancies

The Netherlands.    Under Dutch law, directors are appointed and reappointed by the general meeting of shareholders. Under our Articles of Association, directors are appointed by the general meeting of shareholders upon the binding nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination. If the nomination comprises one candidate for a vacancy, a resolution concerning the nomination shall result in the appointment of the candidate, unless the nomination is overruled.

Under our Articles of Association, a resolution of the general meeting of shareholders to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting of shareholders or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting of shareholders shall determine whether that person is appointed as executive director or as non-executive director.

Delaware.    The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-Interest Transactions

The Netherlands.    Under Dutch law and our Articles of Association, our directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a conflict of interest with us. Our Articles of Association provide that if as a result thereof no resolution of the board of directors can be adopted, the resolution can nonetheless be adopted by the board of directors as if none of the directors had a conflict of interest. In that case, each director is entitled to participate in the discussion and decision-making process and to cast a vote.

The DCGC provides the following best practice recommendations in relation to conflicts of interests:

•	a director should report any potential conflict of interest in a transaction that is of material significance to the company and/or to such director to the other directors without delay, providing all relevant information in relation to the conflict;

•	the board of directors should then decide, outside the presence of the director concerned, whether there is a conflict of interest;

•	transactions in which there is a conflict of interest with a director should be agreed on arms’ length terms; and

•	a decision to enter into such a transaction in which there is a conflict of interest with a director that is of material significance to the company and/or to such director shall require the approval of the board of directors, and such transactions should be disclosed in the company’s annual board report.

Delaware.    The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Directors

The Netherlands.    An absent director may issue a proxy for a specific board meeting but only to another director in writing (including in electronic form).

Delaware.    A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder Rights

Voting Rights

The Netherlands.    In accordance with Dutch law and our Articles of Association, each issued common share confers the right to cast one vote at the general meeting of shareholders. No vote may be cast at a general meeting of shareholders in respect of a share belonging to us or any of our subsidiaries or in respect of a share for which we or any of our subsidiaries holds the depository receipts. Persons with a right to the use and enjoyment of our shares held by another person and pledgees of shares belonging to us or our subsidiaries are not precluded from exercising their voting rights if the right to use and enjoyment or pledge was created before the relevant share belonged to us or one of our subsidiaries. We and our subsidiaries may not vote shares in respect of which we or any of our subsidiaries hold(s) a right of use and enjoyment or a pledge. Shares which cannot be voted pursuant to these rules will not be taken into account for the purpose of determining the number of votes cast, or the amount of the share capital that is represented, at a general meeting of shareholders.

For each general meeting of shareholders, the board of directors may apply a record date in order to establish which shareholders are entitled to attend and vote at the general meeting of shareholders. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.

Delaware.    Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder Proposals

The Netherlands.    Pursuant to our Articles of Association, extraordinary general meetings of shareholders will be held whenever required under Dutch law or whenever our board of directors deems such to be appropriate or necessary. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law representing at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.

Also, under our Articles of Association, the agenda for a general meeting of shareholders shall include such items requested by one or more shareholders, and others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing and received by us at least 60 days before the day of the meeting. In accordance with the DCGC, shareholders are expected to exercise the right of requesting the convening of a general meeting of shareholders or of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in our strategy (e.g., the removal of directors), the board of directors should be given the opportunity to invoke a reasonable response time of up to 180 days after the board of directors is informed of the intentions of the shareholder(s). The board of directors should use this period for further deliberation, constructive consultation (in any event with the shareholder(s) who have made the request) and the exploration of alternatives. At the end of the response period, the board of directors should report its actions to the general meeting of shareholders. The response time may be invoked only once for any given general meeting of shareholders and may not be invoked for an agenda item in respect of which the response period has been invoked previously or for a general meeting of shareholders if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public offer (irrespective of whether the offer was friendly or hostile).

Delaware.    Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by Written Consent

The Netherlands.    Our Articles of Association do not allow shareholders’ resolutions to be adopted in writing without holding a meeting of shareholders. However, holders of preferred shares may pass resolutions in writing instead of at a meeting by a unanimous vote of all shareholders concerned. These votes may be cast electronically.

Delaware.    Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal Rights

The Netherlands.    The concept of appraisal rights is not known as such under Dutch law.

However, pursuant to Dutch law a shareholder who, alone or together with one or more group companies, for his/their own account contribute(s) at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. See “—Shareholder Vote on Certain Reorganizations—The Netherlands.”

Furthermore, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another Member State of the European Economic Area, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. Such compensation is to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the cross-border merger.

Delaware.    The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder Suits

The Netherlands.    In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. If individual shareholders bring an action for damages against such a third party in their name, a court will under normal circumstances dismiss such a claim. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder could that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

Delaware.    Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of Shares

The Netherlands.    Under Dutch law, a limited liability company may not subscribe for newly issued shares in its own capital. A limited liability company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. We may acquire fully paid shares in our own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and our Articles of Association, we may repurchase fully paid shares in our own capital for valuable consideration to the extent that (i) such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law and (ii) we would not as a result of such repurchase hold more than 50% of our own issued share capital, including shares held by our subsidiaries and shares in respect of which a pledge has been created in our favor.

Other than shares acquired for no valuable consideration, common shares may only be acquired following a resolution of our board of directors, acting pursuant to an authorization for the repurchase of shares granted by the general meeting of shareholders. An authorization by the general meeting of shareholders for the repurchase of shares can be granted for a maximum period of 18 months. Such authorization must specify the number and class of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. At our annual general meeting of shareholders held on May 24, 2017, our board of directors was authorized, for a period of 18 months following the date of such meeting, to cause the repurchase of shares (or depository receipts for shares) by us of up to 10% of our issued share capital (determined as at the close of business on the date of that meeting), for a price per share not exceeding 110% of the average closing price of our common shares on NASDAQ for the five trading days prior to the date the acquisition is agreed upon by us.

No authorization of the general meeting of shareholders is required if common shares are acquired by us with the intention of transferring such common shares to our employees (including employees of our group companies) under an applicable employee stock purchase plan.

Delaware.    Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Protective Measures

The Netherlands.    Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. Our governance arrangements include several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:

•	the authorization of a class of preferred shares that can be issued to the Protective Foundation upon the exercise by the Protective Foundation of its call option, in such a manner as to dilute the voting interest of any potential acquirer or activist;

•	the staggered four-year terms of our directors, as a result of which only approximately one-fourth of our directors will be subject to election in any one year;

•	a provision that our directors may only be removed by the general meeting of shareholders by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital, if such removal is not proposed by our board of directors;

•	our directors being appointed on the basis of a binding nomination by our board of directors, which can only be overruled by the general meeting of shareholders by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital (in which case the board of directors shall make a new nomination); and

•	requirements that certain shareholder matters, including an amendment of our Articles of Association, may only be voted on by the general meeting of shareholders at the proposal of our board of directors.

Delaware.    In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

•	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•	after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of Books and Records

The Netherlands.    The board of directors should provide the general meeting of shareholders with all information requested by the general meeting of shareholders, unless this would be contrary to an overriding interest of ours. If the board of directors invokes an overriding interest, it must give its reasons.

Delaware.    Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.

Removal of Directors

The Netherlands.    The general meeting of shareholders shall at all times be entitled to suspend or remove a director. Under our Articles of Association, the general meeting of shareholders may only adopt a resolution to suspend or remove such a director by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the board of directors, in which latter case a simple majority of the votes cast is sufficient.

Delaware.    Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights

The Netherlands.    Under Dutch law and our Articles of Association, in the event of an issuance of common shares, each holder of common shares will have a pro rata preemptive right in proportion to the aggregate nominal value of the common shares held by such holder (with the exception of common shares to be issued to our employees or employees of our group companies, common shares issued against a contribution other than in cash, or common shares issued to a party exercising a previously acquired right to subscribe for such common shares). Under our Articles of Association, the preemptive rights in respect of newly issued common shares may be restricted or excluded by a resolution of the general meeting of shareholders at the proposal of the board of directors.

The board of directors may restrict or exclude the preemptive rights in respect of newly issued common shares if it has been designated as the authorized body to do so by the general meeting of shareholders. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the board of directors as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

At our annual general meeting of shareholders held on May 24, 2017, our board of directors was authorized for a period of five years from the date of such meeting to limit or exclude preemptive rights in connection with the issue of common shares or the granting of rights to subscribe for common shares pursuant to the use of the authorization also granted at such annual general meeting of shareholders to the board of directors to issue common shares and grant rights to subscribe for common shares up to 20% of our issued share capital (determined as at the close of business on the date of that meeting).

Under our Articles of Association, no preemptive rights apply in respect of preferred shares.

Delaware.    Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

The Netherlands.    Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends, interim dividends (or other interim distributions) and distributions from distributable reserves may only be made to the extent that shareholders’ equity exceeds the amount of the paid-up and called-up part of the issued share capital and the reserves that must be maintained under Dutch law or the company’s articles of association.

Under our Articles of Association, a dividend is first paid out of the profit, if available for distribution, with respect to any preferred shares. After that, the board of directors shall determine which part of the remaining profit shall be added to our reserves. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders for distribution on our common shares. However, a distribution to the holders of common shares can only be resolved upon by the general meeting at the proposal of the board of directors. We may only make a distribution of dividends after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends (or other interim distributions) without the approval of the general meeting of shareholders. The general meeting of shareholders, subject to certain requirements and a proposal to that effect made by the board of directors, may decide to make distributions from our distributable reserves. The board of directors, however, may resolve to charge amounts to be paid up on shares against our reserves, irrespective of whether those shares are issued to existing shareholders.

Dividends and other distributions shall be payable on such date and, if it concerns a distribution in cash, in such currency as determined by the board of directors. If it concerns a distribution in the form of assets, the board of directors shall determine the value attributed to such distribution for purposes of recording the distribution in our accounts with due observance of applicable law (including the applicable accounting principles). Claims to dividends and other distribution not paid within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring). For the purpose of calculating the amount or allocation of any distribution, shares held by us in our own capital shall not be taken into account. No distribution shall be made to us in respect of shares held by us in our own capital.

Delaware.    Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common shares, property or cash.

Shareholder Vote on Certain Reorganizations

The Netherlands.    Under Dutch law, the general meeting of shareholders must approve resolutions of the board of directors relating to a material change in the identity or the character of the company or the business of the company, which includes:

•	a transfer of the business or virtually the entire business to a third party;

•	the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of far-reaching significance for the company; and

•	the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of the company’s assets according to its statement of financial position and explanatory notes or, if the company prepares a consolidated statement of financial position, according to its consolidated statement of financial position and explanatory notes in the last adopted annual accounts of the company.

Under Dutch law, a shareholder who, alone or together with one or more group companies, for his/their own account contribute(s) at least 95% of a company’s issued share capital may initiate proceedings against the company’s minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber, which may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the shareholder acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to such shareholder. Unless the addresses of all of them are known to the acquiring shareholder, such shareholder is required to publish the same in a Dutch daily newspaper with a national circulation.

Delaware.    Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Directors

The Netherlands.    Under Dutch law, we must adopt a remuneration policy for our directors. Such remuneration policy, and changes thereto, shall be adopted by the general meeting of shareholders at the proposal of the board of directors. The board of directors determines the remuneration of the directors in accordance with the remuneration policy. Our executive directors may not participate in the discussions or decision-making regarding the remuneration of executive directors. A proposal by the board of directors with respect to remuneration schemes in the form of shares or rights to shares is submitted by the board of directors to the general meeting for its approval. This proposal must set out at least the maximum number of shares or rights to shares to be granted to the directors and the criteria for granting or amendment.

Our shareholders approved our Supervisory Board Member Compensation Program at a general meeting on May 6, 2016. At our annual general meeting of shareholders held on May 24, 2017, our shareholders approved amendments to such program, and the program was renamed the Non-Executive Director Compensation Program.

Delaware.    Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

Dutch Corporate Governance Code

The DCGC contains both principles and best practice provisions for boards of directors, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a listed Dutch company incorporated under Dutch law, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting NASDAQ requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report.

We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of NASDAQ and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on NASDAQ.

The discussions below summarize the most important differences between our governance structure and the principles and best practices of the DCGC:

•	The company shall have an internal risk management and control system that is suitable for the company (section II.1.3 of the DCGC)

We are currently in the process of reviewing and implementing such internal risk management and control system that is suitable for us. We intend to comply with this best practice provision as soon as reasonably possible.

•	The best practice provisions regarding the grant of options, such as that they shall, in any event, not be exercised in the first three years after the date of grant and the number of options to be granted shall be dependent on the achievement of challenging targets specified beforehand, (section II.2.4 and II.2.6 of the DCGC),

We do not intend to comply with all of the above requirements as we believe it is in the best interest of our company to attract and retain highly skilled directors on conditions based on market practice.

The options granted under our 2010 Employee Option Plan, or the 2010 Plan, vest in installments over a four-year period from the grant date. Twenty-five percent of the options vest on the first anniversary of the vesting commencement date, and the remaining 75% of the options vest in 36 monthly installments for each full month of continuous service provided by the option holder thereafter, such that 100% of the options shall become vested on the fourth anniversary of the vesting commencement date. The options granted are exercisable once vested. Options will lapse on the eighth anniversary of the date of grant. Upon the completion of our IPO, we stopped making grants under the 2010 Plan.

The options granted under the 2016 Plan are subject to vesting in accordance with the applicable award agreement and will be exercisable upon vesting. The term of options granted under the 2016 Plan may not be longer than ten years (or five years in the case of incentive stock options granted to certain significant shareholders).

•	Shares granted to executive board members without financial consideration shall be retained for a period of at least five years or until at least the end of the employment, if this period is shorter (section II.2.5 of the DCGC.)

Consistent with market practice in the U.S., the primary trading jurisdiction of our common shares, and in order to further support our ability to attract and retain the right highly qualified candidates for a board position, options awarded to our executive directors as part of their remuneration are subject to time-based vesting. The 2016 Plan under which shares may be granted (including to executive directors) provides for the retention of shares for the time period specified in the applicable award agreement. We believe that shares held by the executive directors should be retained for a certain period, however, such period may be shorter than five years.

•	Neither the exercise price of options granted nor the other conditions may be modified during the term of the options, except in so far as prompted by structural changes relating to the shares or the company in accordance with established market practice. (section II.2.7 of the DCGC).

In October 2015, the exercise price of options granted prior to January 2015 under the 2010 Option Plan was amended. In addition, in connection with the IPO, we amended the 2010 Option Plan to reflect that an option entails the right of the holder to directly purchase common shares rather than receive depositary receipts through a foundation set up for this purpose. The foundation was dissolved in connection with our becoming a public company. We continue to review our 2010 Option Plan and may make additional amendments.

•	All board members, with the exception of not more than one person, shall be independent within the meaning of the DCGC (section III.2.1 of the DCGC).

Currently, one or more of our non-executive directors are not independent within the meaning of the DCGC due to being a shareholder representative or on other grounds. It is our view that given the nature of our business and the practice in our industry and considering our shareholder structure, it is justified that some of our non-executive directors be non-independent. We may need to deviate from the DCGC’s independence definition for non-executive directors either because such provisions conflict with or are inconsistent with the corporate governance rules of NASDAQ and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on NASDAQ. We may need to further deviate from the DCGC’s independence definition for non-executive directors when looking for the most suitable candidates. For example, a future candidate may have particular knowledge of, or experience in our industry, but may not meet the definition of independence in the DCGC. As such background is very important to the efficacy of our board of directors, our board of directors may decide to nominate candidates for appointment who do not fully comply with the criteria as listed under best practice provision III.2.2 of the DCGC.

•	A board member may not be granted any shares and/or rights to shares by way of remuneration. Any shares held by a board member in the company on whose board he sits are long-term investments (section III.7.1 of the DCGC).

In connection with our IPO, we adopted a Supervisory Board Compensation Program, which was amended at our annual general meeting of shareholders on May 24, 2017 and renamed our Non-Executive Director Compensation Program, which provides for cash and equity compensation to our non-executive directors. Although the DCGC discourages such remuneration, we believe that such remuneration is appropriate due to our listing on NASDAQ.

•	The cancellation of the binding nature of a nomination for the appointment of a member of the board of directors and/or a resolution to remove a member of the board of directors by a simple majority of the votes cast (Section IV.1.1 of the DCGC)

Our Articles of Association provide that the binding nomination of the board of directors for the appointment of a director may be overruled by the general meeting with a majority of at least two-thirds of the votes cast, provided such majority represents more than half of the issued share capital. The removal of a director also requires a majority of two-thirds of the votes cast representing more than half of the issued share capital, unless the resolution is passed at the proposal of the board of directors, in which latter case a simple majority of the votes cast is sufficient.

•	The company shall formulate an outline policy on bilateral contacts with the shareholders and publish this policy on its website (section IV.3.13 of the DCGC).

While we have no intent of entering into bilateral contracts with our shareholders, we are considering this topic, and if we believe such bilateral contracts should be entered into with shareholders, we shall formulate an outline policy and publish such policy on our website.

Listing

Our common shares are listed on The NASDAQ Global Market under the symbol “MRUS.”

Transfer Agent and Registrar

The U.S. transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC.

Registration Rights Agreements

Registration Rights Agreement with Incyte

We agreed to file a registration statement to cover the resale of the common shares we issued to Incyte pursuant to the Share Subscription Agreement, dated December 20, 2016, between us and Incyte, or the Subscription Agreement, by June 1, 2017 and to use reasonable best efforts to have such registration statement declared effective. We also agreed to use our reasonable best efforts to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of (a) all of the common shares held by Incyte having been sold pursuant to an effective registration statement or in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, (b) at such time when the common shares held by Incyte could, in the opinion of counsel satisfactory to us, be sold by Incyte in a single transaction under the terms of the Subscription Agreement and the volume and manner of sale limitations under Rule 144 of the Securities Act, and (c) at such time as the registration statement registering the common shares has been effective for 42 months following the lock-up period of the common shares as specified in the Subscription Agreement.

Registration Rights Agreement with Certain Investors

We have entered into a registration rights agreement, or the Registration Rights Agreement, with certain of our shareholders, pursuant to which such shareholders are entitled to the following rights with respect to the registration of their common shares for public resale under the Securities Act. The registration of common shares as a result of the following rights being exercised would enable their holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.

Demand Registration Rights

If the holders of, at least, 30% of the registrable securities then outstanding request that we effect a registration with respect to all or part of their registrable securities, we may be required to register all or part of the registrable securities then outstanding. We are obligated to effect at most two registrations in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering has the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.

Piggyback Registration Rights

If we propose to register any of our common shares under the Securities Act, subject to certain exceptions, the holders of registrable securities are entitled to notice of the registration and to include their registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering has the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares. The holders of the registrable securities waived their right to have their shares registered on this registration statement.

Form F-3 Registration Rights

If the holders of our registrable securities then outstanding request that we effect a registration of some or all of their registrable securities and we are entitled under the Securities Act to register our common shares on a registration statement on Form F-3, we are obligated to effect such registration. We are not obligated to effect a registration pursuant to these F-3 registration rights if (i) the expected aggregate net proceeds from the sale of the registrable securities for which registration is requested is equal to or less than $1.0 million or (ii) if, within a given 12-month period, we have already effected two registrations on Form F-3 for the holders of registrable securities.

Expenses

Ordinarily, other than underwriting discounts and commissions, we are required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling security holders and blue sky fees and expenses.

Termination of Registration Rights

The registration rights terminate upon the earlier of four years after the closing of our IPO, or, with respect to the registration rights of an individual holder, when the holder can sell all of such holder’s registrable securities in a three-month period without restriction under Rule 144 under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Merus,” “we,” “our” or “us” refer to Merus N.V. excluding our subsidiary, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Merus) is a corporation organized and validly existing under the laws the Netherlands and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Merus and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Merus;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of common shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, or common shares will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	certain United States Federal income tax consequences and certain Dutch tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any general meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Merus.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of common shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common shares, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations and certain Dutch tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SHAREHOLDER

On December 20, 2016, we entered into a Share Subscription Agreement, or the Subscription Agreement, with Incyte Corporation, whom we refer to in this prospectus as “Incyte” or the “selling shareholder.” Pursuant to the Subscription Agreement, on January 23, 2017, we issued and sold 3,200,000 of our common shares to Incyte.

We are registering the above-referenced common shares to permit Incyte and its pledgees, donees, transferees or other successors-in-interest that receive its shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.

Incyte has not, nor within the past three years has had, any position, office or other material relationship with us.

The following table sets forth the number of common shares beneficially owned by Incyte, the number of common shares that may be offered under this prospectus and the number of common shares beneficially owned by Incyte assuming all of the shares covered hereby are sold. The number of common shares in the column “Number of Shares Being Offered” represents all of the common shares that Incyte may offer hereunder. Incyte may sell some, all or none of its common shares. Pursuant to the Subscription Agreement, the common shares are subject to a lock-up period, during which time Incyte agreed not to sell or transfer any of the common shares, subject to certain specified exceptions. In addition, for three years following such lock-up period, Incyte agreed not to sell more than one-third of the common shares during any 12-month period or 10% of the common shares in any three-month period, subject to certain exceptions. Except as described herein, we do not know how long Incyte will hold the common shares before selling them and, subject to the limitations described in this prospectus, the common shares may be offered from time to time by Incyte.

The information set forth below is based upon information obtained from Incyte and upon information in our possession regarding the original issuance of the common shares. The percentage of shares owned after the offering is based on 19,392,296 common shares outstanding as of May 31, 2017, including the common shares covered hereby.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering(2)
	Number	Percent		Number	Percent
Incyte Corporation (3)	3,200,000	16.5%	3,200,000	—	—

(1)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of share ownership, that is, shares held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of May 31, 2017.
(2)	Assumes that all shares being registered in this prospectus are resold to third parties and that Incyte sells all common shares registered under this prospectus held by it.
(3)	The address of Incyte Corporation is 1801 Augustine Cut-off, Wilmington, DE 19803.

TAXATION

The following summary contains a description of certain material Dutch and U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares. Material U.S. federal income tax and Dutch tax consequences of the acquisition, ownership and disposition of the debt securities, warrants, and units, will be described in the applicable prospectus supplement. Please note that this summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to purchase common shares. The summary is based upon the tax laws of the Netherlands and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Material Dutch Tax Considerations

The following paragraphs summarize a number of material Dutch tax considerations relating to the acquisition, ownership and disposition of our common shares. The following is intended as general information only, and is in no way a comprehensive or complete description of all aspects of Dutch tax law that may be relevant for a holder or prospective holder of common shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules.

Prospective shareholders should consult their own tax advisor regarding the tax consequences of any acquisition, ownership or disposal of common shares in their particular circumstances.

The following summary is based on the Dutch tax law as applied and interpreted by case law, and as published and effective on the date hereof, including, for the avoidance of doubt, the tax rates and brackets applicable on the date hereof, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

For the purpose of this paragraph, “Dutch tax” shall mean tax of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities and “the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

This section does not describe the possible Dutch tax considerations or consequences that may be relevant to a holder of common shares:

•	who is an individual for whom the income or capital gains derived from the common shares is attributable to employment activities, the income from which is taxable in the Netherlands;

•	that is an entity that is, pursuant to the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969, or CITA), not subject to Dutch corporate income tax or is in full or in part exempt from Dutch corporate income tax (such as qualifying pension funds);

•	that is an investment institution (beleggingsinstelling) as defined in article 6a or 28 CITA;

•	that is entitled to the participation exemption (deelnemingsvrijstelling) with respect to the common shares as defined in article 13 CITA. Generally, a holding of common shares is considered to qualify as a participation for the participation exemption if it represents a holding of an interest of 5% or more of our nominal paid-up capital; or

•

who has, or that has, a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in our company as defined in chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001, or ITA). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with his or her partner (as defined in the ITA), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis.

Taxes on Income and Capital Gains

Dutch Residents

The description of certain Dutch tax consequences in this paragraph is only intended for holders of common shares that are either individuals who are resident or deemed to be resident in the Netherlands for Dutch income tax purposes, or Dutch Individuals, or entities that are subject to the CITA and are resident or deemed to be resident in the Netherlands for corporate income tax purposes, or Dutch Corporate Entities.

Dutch Individuals

Dutch Individuals that derive or are deemed to derive any benefits from common shares (including any capital gains realized on the disposal of such common shares) which benefits are attributable to an enterprise from which the Dutch Individual derives profits, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement (medegerechtigde) to the net value of an enterprise, other than as a shareholder, are generally subject to Dutch income tax on those benefits at progressive rates with a maximum of 52%.

Dutch Individuals that derive or are deemed to derive any benefits from common shares (including any capital gains realized on the disposal of such common shares) that constitute benefits from miscellaneous activities (resultaat uit overige werkzaamheden), including, without limitation, activities which are beyond the scope of active portfolio investment activities (meer dan normaal, actief vermogensbeheer), are generally subject to Dutch income tax at progressive rates on such benefits with a maximum of 52%.

Dutch Individuals, whose common shares are not attributable to an enterprise, and whose common shares do not qualify as generating income from miscellaneous activities will be taxed under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income and capital gains realized, the annual taxable benefit of all the assets and allowable liabilities of a Dutch Individual that are taxed under this regime, including the common shares, is set at a deemed return based on the fair market value of the assets reduced by the allowable liabilities on January 1 of each year. Depending on the aggregate amount of the fair market value of the assets reduced by the liabilities, the deemed return ranges from 2.87% up to 5.39% (2017). This deemed return is subject to income tax at a flat rate of 30%. Taxation only occurs if and to the extent the fair market value of the assets reduced by the liabilities exceeds a threshold (heffingvrij vermogen) of €25,000 (2017). The deemed return will be adjusted annually.

Dutch Corporate Entities

Dutch Corporate Entities are generally subject to corporate income tax on income, including capital gains, derived from the common shares. The first €200,000 profits are taxable at a rate of 20%, while any profits in excess of €200,000 are taxable at a rate of 25% (2017).

Non-Dutch Residents

Non-Dutch Individuals

A holder of common shares that is an individual and not a resident or deemed resident of the Netherlands, or Non-Dutch Individual, for Dutch tax purposes, will not be subject to any Dutch taxes on income or capital gains in respect of the acquisition, ownership or disposition of common shares, other than dividend withholding tax described below, unless:

•	the Non-Dutch Individual derives profits from an enterprise directly, or pursuant to a co-entitlement to the net value of such enterprise, other than as a holder of securities, which enterprise either is managed in the Netherlands or carried out, in whole or in part, through a permanent establishment (vaste inrichting), a deemed permanent establishment (fictieve vaste inrichting) or a permanent representative (vaste vertegenwoordiger) which is taxable in the Netherlands and to which the common shares are attributable; or

•	the Non-Dutch Individual derives benefits or is deemed to derive benefits from common shares that are taxable as benefits from miscellaneous activities in the Netherlands, including, without limitation, activities which are beyond the scope of active portfolio investment activities.

If either of the conditions above apply, income or capital gains in respect of dividends distributed by us or in respect of any capital gain realized on the disposal of common shares will in general be subject to Dutch income tax at the progressive rates with a maximum of 52%, on the understanding that such benefits derived as benefits from miscellaneous activities will only be taxable in the Netherlands if such activities are performed or deemed to be performed in the Netherlands.

Non-Dutch Corporate Entities

A holder of common shares, other than an individual, that is not a resident or deemed resident of the Netherlands for Dutch corporate income tax purposes, will not be subject to any Dutch taxes on income or capital gains in respect of the acquisition, ownership or disposition of common shares, other than dividend withholding tax described below, unless that holder of common shares derives profits from an enterprise directly, or pursuant to a co-entitlement to the net value of such enterprise other than as a holder of securities, which enterprise either is managed in the Netherlands or carried out, in whole or in part, through a permanent establishment or a permanent representative which is taxable in the Netherlands and to which the common shares are attributable.

If the condition above applies, income and capital gains derived from the common shares will, in general, be subject to Dutch corporate income tax. The first €200,000 profits are taxable at a rate of 20%, while any profits in excess of €200,000 are taxable at a rate of 25% (2017).

Dividend Withholding Tax

Dividends payments made by us are generally subject to a 15% Dutch dividend withholding tax. Generally, we are responsible for withholding the Dutch dividend withholding tax at source, while the tax is ultimately for the account of the shareholder. The term “dividend payments” includes, but is not limited to:

•	distributions in cash or in kind, as well as deemed or constructive distributions and repayments of paid-in capital not recognized for Dutch withholding tax purposes;

•	liquidation proceeds, proceeds of redemption of common shares, or proceeds of repurchase of common shares by us or one of our subsidiaries or other affiliated entity to the extent such proceeds exceed the average paid-in capital recognized for Dutch dividend withholding tax purposes;

•	the par value of common shares issued to a holder of common shares or an increase of the par value of common shares, to the extent that it does not appear that a related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

•	partial repayment of paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent that we have net profits (zuivere winst), unless:

•	the general meeting of the shareholders has resolved in advance to make such repayment; and

•	the par value of the common shares concerned has been reduced by a corresponding amount by way of an amendment of our articles of association.

The term “net profits” includes anticipated profits that have yet to be realized but that are reasonably certain and determinable.

In general, we will be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, under certain circumstances, we are allowed to reduce the amount to be remitted to the Dutch tax authorities by the lesser of:

•	3% of the portion of the distribution paid by us that is subject to Dutch dividend withholding tax; and

•	3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by us from qualifying foreign subsidiaries in the current calendar year (up to the date of the distribution by us) and the two preceding calendar years, as far as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above mentioned reduction.

Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to remit to the Dutch tax authorities, it does not reduce the amount of tax that we are required to withhold on Dividend Payments.

Dutch Individuals and Dutch Corporate Entities can generally credit Dutch dividend withholding tax against their personal income tax or corporate income tax liability. The same generally applies to holders of common shares that are neither resident nor deemed resident of the Netherlands if the common shares are attributable to a Dutch permanent establishment of such a non-resident holder of common shares to which the common shares are attributable.

Depending on the holder’s specific circumstances, a holder of our common shares that is neither resident nor deemed to be resident of the Netherlands, may be entitled to reductions or exemptions from or a full credit for Dutch dividend withholding tax pursuant to Dutch tax law, the laws of the European Union or treaties for avoidance of double taxation.

Due to legislation introduced to counteract the practice of dividend stripping, a reduction, exemption, credit or refund of Dutch dividend withholding tax is denied if the recipient of the Dividend Payment does not qualify as the beneficial owner (uiteindelijk gerechtigde) of that Dividend Payment. The anti-dividend stripping legislation generally targets situations in which shareholders retain their economic interest in common shares but reduce the withholding tax due on the Dividend Payment by entering into a transaction with another party with (mainly) that intent. It is not required for these rules to apply that the recipient of the Dividend Payment be aware that a dividend stripping transaction took place. The Dutch Ministry of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.

Gift Tax and Inheritance Tax

Dutch Residents

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of common shares by way of a gift by, or, on the death of, a holder of common shares who is resident or deemed to be resident in the Netherlands at the time of the gift or his/her death.

For purposes of Netherlands gift and inheritance taxes, amongst others, a person that holds Dutch nationality will be deemed to be resident in the Netherlands if that person has been resident in the Netherlands at any time during the 10 years preceding the date of the gift — in case of a gift under a condition precedent, the date of the fulfillment of the condition — or the date of the death of this person. Additionally, for purposes of Dutch gift tax, a person not holding Dutch nationality will be deemed to be resident in the Netherlands if that person has been resident in the Netherlands at any time during the 12 months preceding the date of the gift or - in case of a gift under a condition precedent - the date of the fulfillment of the condition. Applicable tax treaties may override the tax implications of deemed residency.

Non-Dutch Residents

No Dutch gift or inheritance tax will arise on the transfer of common shares by way of a gift by, or on the death of, a holder of common shares who is neither resident nor deemed to be resident in the Netherlands, unless:

•	in case of a gift of the common shares under a condition precedent (opschortende voorwaarde) by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual is resident or deemed to be resident in the Netherlands at the date of the fulfillment of the condition;

•	in case of a gift of the common shares by an individual who at the date of the gift or, in case of a gift under a condition precedent, at the date of the fulfillment of the condition, was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being resident or deemed to be resident in the Netherlands; or

•	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands.

Furthermore, Dutch inheritance tax will arise in case of a gift under a condition precedent by an individual who, at the date of the gift, was neither resident nor deemed resident of the Netherlands, but at the date of his or her death was resident or deemed to be resident in the Netherlands, and the condition was fulfilled after the date of his or her death.

Value Added Tax

No Dutch value added tax will be due in the Netherlands by a holder of common shares in respect of payments made in consideration for the issue of common shares, or in respect of the transfer of common shares.

Other Taxes

No Dutch registration tax, stamp duty, or any other similar documentary tax or duty will be due in the Netherlands by a holder of common shares in respect of or in connection with the mere issue, transfer or delivery of the common shares.

Residency

A holder of common shares will not become, and will not be deemed to be, resident in the Netherlands for Dutch tax purposes merely by virtue of holding a common share or by virtue of the execution, performance and/or delivery of our common shares.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of common shares. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that holds common shares as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	a dealer in securities or currencies;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding common shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the common shares;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	tax exempt entities, including “individual retirement accounts” and “Roth IRAs”;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies or real estate investment trusts;

•	an insurance company;

•	persons who acquired our common shares pursuant to the exercise of an employee stock option or otherwise as compensation;

•	persons that own or are deemed to own ten percent or more of our voting shares; and

•	persons holding common shares in connection with a trade or business conducted outside the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of common shares.

The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between the Netherlands and the United States (the “Treaty”) all as of the date hereof, changes to any of which may affect the tax consequences described herein—possibly with retroactive effect. This discussion does not take into account or address changes to United States tax law that may result from tax reforms that may be enacted in 2017 or thereafter.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares who is eligible for the benefits of the Treaty and is:

(1)	a citizen or individual resident of the United States;

(2)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

(3)	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders are encouraged to consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of common shares in their particular circumstances.

Taxation of Distributions

Subject to the discussion below under “Passive Foreign Investment Company Rules,” distributions paid on common shares, other than certain pro rata distributions of common shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income.” The amount of a dividend will include any amounts withheld by us in respect of Dutch income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s actual or constructive receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of common shares or rights to acquire common shares) will be the fair market value of such property on the date of distribution.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Dutch income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Dutch income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

Based on the current and anticipated value of our assets, including goodwill, and the composition of our income, assets and operations, we do not believe we were a PFIC for our taxable year ended December 31, 2016. However, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure holders of our common shares that the IRS will not take a contrary position. A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income; or

•	at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the equity.

A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change. In particular, the total value of our assets for purposes of the asset test generally will be calculated using the market price of our common shares, which may fluctuate considerably. Fluctuations in the market price of our common shares may result in our being a PFIC for any taxable year. In addition, the composition of our income and assets is affected by how, and how quickly, we spend the cash we raise in any offering.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the common shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the common shares, regardless of whether we continue to meet the tests described above unless (1) we cease to be a PFIC and (2) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

If we are a PFIC for any taxable year, holders of our common shares will be subject to special tax rules with respect to any “excess distribution” that they receive and any gain they realize from a sale or other disposition (including a pledge) of common shares. Distributions that holders of our common shares receive in a taxable year that are greater than 125% of the average annual distributions they received during the shorter of the three preceding taxable years or their holding period for the common shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over their holding period for the common shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares cannot be treated as capital, even if holders of our common shares hold the common shares as capital assets.

Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment of the common shares). The adverse consequences of owning stock in a PFIC could be mitigated if a U.S. Holder makes a valid “qualified electing fund” election, or QEF election, which, among other things, would require a U.S. Holder to include currently in income its pro rata share of the PFIC’s net capital gain and ordinary earnings, based on earnings and profits as determined for U.S. federal income tax purposes. We currently do no intend to provide the information necessary for a U.S. Holder to make a QEF election with respect to our common shares. Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period.

If we are or become a PFIC, holders of our common shares should consult their tax advisors regarding any reporting requirements that may apply to them. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to the ownership and disposition of the common shares and the potential availability of a mark-to-market or QEF election.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the common shares.

PLAN OF DISTRIBUTION

We or the selling shareholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or the selling shareholder sell securities covered by this prospectus, we or the selling shareholder will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling shareholder, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling shareholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common shares will be listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

EXCHANGE CONTROLS

Under the existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company. However, payment of dividends by us may be restricted by sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Dutch Sanctions Act 1977 (Sanctiewet 1977) or other legislation.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2016 and in our Form 6-Ks incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2016.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$36,122
FINRA filing fee	47,250
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS

The validity of the debt securities and warrants and certain other matters will be passed upon for us by Latham & Watkins LLP. The validity of the common shares held by the selling shareholder will be passed upon for us by Eversheds B.V. with the address of De Cuserstraat 85a, 1081 CN Amsterdam, P.O. Box 7902, 1008 AC Amsterdam, the Netherlands. The validity of our common shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. with its address at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Merus N.V. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The registered offices of KPMG Accountants N.V. are located at Laan van Langerhuize 1, 1186 DS Amstelveen, the Netherlands.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Netherlands. Substantially all of our assets are located outside the United States. As of the date of this prospectus, the majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Under current practice, the courts of the Netherlands may be expected to render a judgment in accordance with the judgment of the relevant foreign court, provided that such judgment (i) is a final judgment and has been rendered by a court which has established its jurisdiction over the Dutch company on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of elementary principles of fair trial, (iii) is not contrary to the public policy of the Netherlands and (iv) is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code. If no leave to enforce is granted, claimants must litigate the claim again before a competent Dutch court.

Despite any generally recognized choice of law clause for a jurisdiction other than the Netherlands contained in an agreement, a court in the Netherlands (a) may apply overriding mandatory provisions of (i) Netherlands law and (ii) the law of the country where the obligations arising out of such agreement have to be or have been performed, in so far as those overriding mandatory provisions render the performance of such agreement unlawful, (b) may refuse application of a provision of the chosen law if application thereof is manifestly incompatible with the public policy (ordre public) of the Netherlands or the European Union, (c) may, in relation to the manner of performance of such agreement and the steps to be taken in the event of defective performance, have regard to the law of the country where performance of such agreement takes place and (d) will ignore the choice of law clause to the extent it relates to (i) an act of unfair competition or an act restricting free competition, (ii) infringement of an intellectual property right, or (iii) the proprietary aspects of a transfer of title or the granting of security and other proprietary rights.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with or furnished to the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on April 28, 2017.

•	Exhibit 99.2 to and the sections titled “Settlement Agreement with Chief Operating Officer” and “MCLA-117” of our Report on Form 6-K furnished to the SEC on June 1, 2017 and our Report on Form 6-K furnished to the SEC on June 6, 2017 that we incorporate by reference into this prospectus.

•	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on May 11, 2016, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Merus N.V.

Yalelaan 62

3584 CM Utrecht

The Netherlands

+31 30 253 8800

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information; Incorporation by Reference — Incorporation by Reference” above.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 14, 2017

PROSPECTUS SUPPLEMENT

$50,000,000

Merus N.V.

Common Shares

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to our common shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell our common shares having an aggregate offering price of up to $50.0 million from time to time through Cowen acting as our agent.

Our common shares are listed on The NASDAQ Global Market under the symbol “MRUS”. On June 12, 2017, the last reported sale price of our common shares was $14.37 per share.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of common shares sold pursuant to the sales agreement will be an amount equal to 3% of the gross proceeds of any common shares sold under the sales agreement. See “Plan of Distribution” beginning on page S-7 for additional information regarding the compensation to be paid to Cowen. In connection with the sale of the common shares on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

OUR BUSINESS AND AN INVESTMENT IN OUR COMMON SHARES INVOLVE SIGNIFICANT RISKS. THESE RISKS ARE DESCRIBED UNDER THE CAPTION “RISK FACTORS ” BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen

            , 2017

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, and relates to the offering of our common shares. Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cowen has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cowen is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

When we refer to “Merus,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Merus N.V., unless otherwise specified.

We use our registered trademark, Merus and Biclonics in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-i

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with or furnished to the SEC:

∎	Our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on April 28, 2017.

∎	Exhibit 99.2 to and the sections titled “Settlement Agreement with Chief Operating Officer” and “MCLA-117” of our Report on Form 6-K furnished to the SEC on June 1, 2017 and our Report on Form 6-K furnished to the SEC on June 6, 2017 that we incorporate by reference into this prospectus.

∎	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on May 11, 2016, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement or any the accompanying base prospectus.

S-ii

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Merus N.V.

Yalelaan 62

3584 CM Utrecht

The Netherlands

+31 30 253 8800

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in our common shares discussed under “Risk Factors” beginning on page S-3 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

Overview

We are a clinical-stage immuno-oncology company developing innovative bispecific antibody therapeutics. Our pipeline of full-length human bispecific antibody candidates, which we refer to as Biclonics, are generated from our technology platform. By binding to two different antigens, or targets, Biclonics can be designed to simultaneously block receptors that drive tumor cell growth and survival and to mobilize the patient’s immune response by activating various killer cells to eradicate tumors. In our pre-clinical studies, our bispecific antibody candidates were effective in killing tumor cells, a result that we believe supports their potential efficacy in the treatment of cancer. We are in clinical development of MCLA-128 for the treatment of HER2-expressing solid tumors, MCLA-117 for the treatment of acute myeloid leukemia, and MCLA-158 for the potential treatment of colorectal cancer. Additionally, we have several other bispecific antibody candidates in pre-clinical development that bind to combinations of immunomodulatory molecules, which we believe play a significant role in treating cancer.

Corporate Information

Our principal executive offices are located at Yalelaan 62, 3584 CM Utrecht, the Netherlands. Our telephone number at this address is +31 30 253 8800.

Our website address is www.merus.nl. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address as an inactive textual reference only.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We will remain an emerging growth company and may take advantage of these provisions until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering of our common shares, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our common shares held by non-affiliates exceeds $700 million as of the end of the second quarter of the fiscal year, and (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

THE OFFERING

Common Shares Offered by Us	Common shares having an aggregate offering price of up to $50,000,000.

Manner of Offering	“At the market” offering that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution.”

Use of Proceeds	We currently intend to use the net proceeds of this offering to advance the clinical development of MCLA-128, MCLA-117 and our other bispecific antibody candidates and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section beginning on page S-3 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our common shares.

NASDAQ Global Market Symbol	MRUS

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 20-F for the year ended December 31, 2016 incorporated by reference in this prospectus supplement, and any amendment or update thereto reflected in subsequent filings with the SEC, including all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

If you purchase common shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The price per share of our common shares being offered may be higher than the net tangible book value per share of our outstanding common shares prior to this offering. Assuming that an aggregate of 3,479,471 of our common shares are sold at an assumed offering price of $14.37 per share, the last reported sale price of our common shares on The NASDAQ Global Market on June 12, 2017, for aggregate gross proceeds of approximately $50.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $9.98 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional common shares or securities convertible or exchangeable for our common shares, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common shares offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering to advance the clinical development of MCLA-128, MCLA-117 and our other bispecific antibody candidates and for working capital and general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain statements that constitute forward-looking statements. Many of these forward-looking statements can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, those referenced under the section titled “Risk Factors” and elsewhere in this prospectus supplement. Forward-looking statements include, but are not limited to, statements about:

∎	the initiation, timing, progress and results of clinical trials of our bispecific antibody candidates, including statements regarding when results of such trials will be made public;

∎	our plans to pursue research and development of our lead bispecific antibody candidate, MCLA-128, for the treatment of patients with various solid tumors;

∎	our plans to pursue research and development of our second bispecific antibody candidate, MCLA-117, for the treatment of patients with acute myeloid leukemia, or AML;

∎	the potential advantages of MCLA-128 for the treatment of patients with various solid tumors;

∎	the potential advantages of MCLA-117 for the treatment of patients with AML;

∎	our expectations regarding the use of proceeds from this offering; and

∎	other risk factors referenced under “Risk Factors” and included in the documents incorporated into this prospectus.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

You should read this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference into this prospectus supplement. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We may issue and sell our common shares having aggregate sales proceeds of up to $50.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds of this offering to advance the clinical development of MCLA-128, MCLA-117 and our other bispecific antibody candidates and for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common shares immediately after this offering. Our net tangible book value of our common shares as of December 31, 2016 was approximately €33.7 million ($37.8 million), or approximately $2.35 per common share based upon 16,085,851 shares then outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2016.

After giving effect to the sale of our common shares in the aggregate amount of $50.0 million (€44.6 million) at an assumed offering price of $14.37 (€12.81) per share, the last reported sale price of our common shares on The NASDAQ Global Market on June 12, 2017, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2016 would have been €76.6 million ($85.9 million), or $4.39 per common share. This represents an immediate increase in net tangible book value of $2.04 per share to our existing stockholders and an immediate dilution in net tangible book value of $9.98 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our common shares are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common shares in the aggregate amount of $50.0 million is sold at the assumed offering price of $14.37 per share, the last reported sale price of our common shares on The NASDAQ Global Market on June 12, 2017. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$14.37
Net tangible book value per share as of December 31, 2016	$2.35
Increase in net tangible book value per share attributable to the offering	2.04

As adjusted net tangible book value per share after giving effect to the offering		4.39

Dilution per share to new investors participating in the offering		$9.98

The number of our common shares to be outstanding immediately after this offering is based on 16,085,851 common shares outstanding as of December 31, 2016. The number of shares outstanding as of December 31, 2016 excludes:

∎	1,394,844 common shares issuable upon the exercise of share options outstanding as of December 31, 2016 at a weighted average exercise price of €8.69 per share; and

∎	418,453 common shares reserved for future issuance as of December 31, 2016 under our 2016 equity incentive plan, or the 2016 Plan, including common shares that may become available pursuant to provisions in the 2016 Plan that automatically increase the share reserve under the 2016 Plan.

The foregoing table does not give effect to the exercise of any outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

In this section, translations from euros to U.S. dollars were made at the rate of €0.8912 to $1.00, the official exchange rate quoted as of June 12, 2017 by the European Central Bank. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of euros on June 12, 2017.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $50.0 million of our common shares through Cowen as our sales agent. Sales of our common shares, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on The NASDAQ Global Market or any other trading market for our common shares, or sales to or through a market maker other than on an exchange. If authorized by us in writing, Cowen may also sell our common shares by any other method permitted by law, including negotiated transactions, and Cowen may also purchase our common shares as principal.

Cowen will offer our common shares subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common shares to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us. We may instruct Cowen not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common shares being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen for actual outside legal expenses incurred by Cowen in connection with this offering, including Cowen’s FINRA counsel fees, in an amount up to $50,000. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed sales compensation to Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $336,630.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common shares.

Cowen will provide written confirmation to us following the close of trading on The NASDAQ Global Market on each day in which common shares are sold through it as sales agent under the sales agreement. Each confirmation will include the number of common shares sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of common shares sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common shares.

Settlement for sales of common shares will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common shares on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our common shares.

Our common shares are listed on The NASDAQ Global Market and trade under the symbol “MRUS.” The transfer agent of our common shares is American Stock Transfer & Trust Company, LLC.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

Notice to Prospective Investors in the European Economic Area

No offering or sale of securities described in this prospectus is made into states or jurisdictions where such offer or sale would be unlawful. In particular, in relation to each Member State of the European Economic Area, the offer and sale of securities described in this prospectus does not comprise an offer to the public in that Member State other than (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive (including the 2010 PD Amending Directive, to the extent implemented in the relevant Member State); (b) to fewer than 150 or, if the relevant Member State has not implemented the relevant provision of the 2010 PD Amending Directive, 100, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or (c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that such offer and sale shall not require us or the selling shareholder to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. In addition, the offer and sale of securities described in this prospectus shall not be made in the Netherlands, unless in reliance on Article 3(2) of the Prospectus Directive and provided (a) such offer and sale is made exclusively to legal entities which are qualified investors (as defined in the Prospectus Directive) in the Netherlands; (b) a standard exemption logo and wording are disclosed as required by Article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, or the FSA); or (c) such offer is otherwise made in circumstances in which Article 5:20(5) FSA is not applicable. For the purpose of the preceding two sentences, the expressions (a) “an offer to the public” means the communication in any form and by any means of sufficient information on the terms of the offer and sale of securities described in this prospectus so as to enable an investor to decide to purchase such securities, as the same may be varied in a Member State of the European Economic Area by any measure implementing the Prospectus Directive in such Member State; (b) “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the relevant Member State of the European Economic Area) and includes any relevant implementing measure in the relevant Member State of the European Economic Area; and (c) “2010 PD Amending Directive” means Directive 2010/73/EU.

LEGAL MATTERS

The validity of our common shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. with its address at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands. Certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP. Covington & Burling LLP, New York, New York, is counsel for Cowen and Company, LLC in connection with this offering.

EXPERTS

The consolidated financial statements of Merus N.V. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The registered offices of KPMG Accountants N.V. are located at Laan van Langerhuize 1, 1186 DS Amstelveen, the Netherlands.

$50,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Cowen

            , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Our current and former directors and such other current or former officer or employee of the Company or its group companies as designated by the board of directors have the benefit of the following indemnification provisions in our Articles of Association:

Indemnified officers shall be indemnified and held harmless for (in each case to the extent this relates to his or her position or former position with us, and in each case to the fullest extent permitted by applicable law):

(a)	any financial losses or damages incurred by such indemnified officer; and

(b)	any expense reasonably paid or incurred by such indemnified officer in connection with any threatened, pending or completed suit, claim, action or legal proceedings, whether civil, criminal, administrative or investigative and whether formal or informal, in which he or she becomes involved.

There shall be no entitlement to indemnification as referred to above:

(a)	if a competent court or arbitral tribunal has established, without possibility for appeal, that the acts or omissions of such indemnified officer that led to the financial losses, damages, suit, claim, action or legal proceedings as described above results from either an improper performance of his or her duties as an officer of the Company or an unlawful or illegal act;

(b)	to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so); or

(c)	in relation to proceedings brought by such indemnified officer against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to our Articles of Association or an agreement between such indemnified officer and us that has been approved by our board of directors

We have entered into indemnification agreements with each of our directors. These indemnification agreements may require us, among other things, to indemnify our directors for judgments, settlements, fines, and some expenses, including attorneys’ fees, incurred by a director in any action or proceeding arising out of his or her service as a director, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to board members and senior management or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form F-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Utrecht, the Netherlands on June 14, 2017.

MERUS N.V.

By:	/s/ Ton Logtenberg
	Name:	Ton Logtenberg
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on June 14, 2017 in the capacities indicated:

Name	Title

/s/ Ton Logtenberg	Chief Executive Officer and Executive Director (Principal Executive Officer)
Ton Logtenberg

/s/ John Crowley	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
John Crowley

*	Chairman of the Board of Directors
Mark Iwicki

*	Non-Executive Director
Wolfgang Berthold

*	Non-Executive Director
Lionel Carnot

*	Non-Executive Director
John de Koning

*	Non-Executive Director
Anand Mehra

*	Non-Executive Director
Gregory Perry

*By:	/s/ John Crowley
John Crowley
Attorney-in-fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of MERUS N.V. has signed this registration statement in New York, New York on June 14, 2017.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior VP on behalf of Cogency Global Inc.

EXHIBIT INDEX

		Incorporated by Reference to Filings Indicated
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Provided Herewith

1.1*	Form of Underwriting Agreement

1.2	Sales Agreement, dated June 1, 2017, by and between the Registrant and Cowen and Company, LLC	F-3	333-218432	1.2	6/1/17

4.1	Articles of Association, currently in effect (English translation)	F-3	333-218432	4.1	6/1/17

4.2†	Share Subscription Agreement, dated December 20, 2016, by and between Merus N.V. and Incyte Corporation, as to certain matters related to registration rights	20-F	001-37773	4.13	4/28/17

4.3	Form of Indenture	F-3	333-218432	4.3	6/1/17

4.4*	Form of Note

4.5*	Form of Warrant

4.6*	Form of Warrant Agreement

4.7*	Form of Unit Agreement

5.1	Opinion of Latham & Watkins LLP, U.S. counsel of the Registrant, as to the validity of the debt securities, warrants and units	F-3	333-218432	5.1	6/1/17

5.2	Opinion of Eversheds Sutherland B.V. as to the validity of the common shares of the selling shareholder	F-3	333-218432	5.2	6/1/17

5.3	Opinion of NautaDutilh N.V., Dutch counsel of the Registrant, as to the validity of the common shares to be issued by the Registrant	F-3	333-218432	5.3	6/1/17

5.4	Opinion of NautaDutilh N.V., Dutch counsel of the Registrant, as to the validity of the common shares to be issued by the Registrant under the Sales Agreement, dated June 1, 2017, by and between the Registrant and Cowen and Company, LLC	F-3	333-218432	5.4	6/1/17

8.1	Opinion of Ernst & Young Belastingadviseurs LLP, tax counsel of the Registrant, as to Dutch tax matters	F-3	333-218432	8.1	6/1/17

23.1	Consent of KPMG Accountants N.V.	F-3	333-218432	23.1	6/1/17

23.2	Consent of Latham & Watkins LLP, U.S. counsel of the Registrant (included in Exhibit 5.1)	F-3	333-218432	23.2	6/1/17

23.3	Consent of Eversheds Sutherland B.V. (included in Exhibit 5.2)	F-3	333-218432	23.3	6/1/17

		Incorporated by Reference to Filings Indicated
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Provided Herewith

23.4	Consent of NautaDutilh N.V., Dutch counsel of the Registrant (included in Exhibit 5.3)	F-3	333-218432	23.4	6/1/17

23.5	Consent of NautaDutilh N.V., Dutch counsel of the Registrant (included in Exhibit 5.4)	F-3	333-218432	23.5	6/1/17

23.6	Consent of Ernst & Young Belastingadviseurs LLP, tax counsel of the Registrant (included in Exhibit 8.1)	F-3	333-218432	23.6	6/1/17

24.1	Powers of attorney (included on signature page to the registration statement)	F-3	333-218432	24.1	6/1/17

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Debt Trustee (to be filed prior to any issuance of Debt Securities)

†	Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.
*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.